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                                                                   EXHIBIT 11(a)



                               CONSENT OF COUNSEL

                           SHORT-TERM INVESTMENTS CO.



     We hereby consent to the use of our name and to the references to our firm under the captions "General Information --Legal Counsel" in the Prospectuses and "Miscellaneous Information -- Legal Matters" in the Statements of Additional Information forming a part of Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (No. 33-66240) and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (No. 811-
7892) on Form N-1A of Short-Term Investments Co.



                                           /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                               ---------------------------------
                                               Ballard Spahr Andrews & Ingersoll



Philadelphia, Pennsylvania
December 30, 1996